Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-202364 on Form S-8 of our report dated June 26, 2018, relating to the financial statements and financial statement schedule of the Dominion Energy Ohio Union Savings Plan, formerly known as the Dominion East Ohio Gas Union Savings Plan, appearing in this Annual Report on Form 11-K of the Dominion Energy Ohio Union Savings Plan for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Richmond, Virginia

June 26, 2018